Exhibit 99.1
Selectica Announces Second Quarter Fiscal 2009 Financial Results
SAN JOSE, Calif., November 6 — Selectica, Inc. (Nasdaq: SLTC), a leading provider of enterprise contract lifecycle management and sales configuration solutions, today announced financial results for its second fiscal quarter of 2009 ending September 30, 2008.
Revenue for the second quarter of fiscal 2009 was $3.1 million compared to $4.0 million for the same in the previous year. Net loss for the quarter was $3.0 million, or $(0.10) per fully-diluted share, compared to a net loss of $17.8 million, or $(0.63) per share, in the second quarter of fiscal 2008. Non-GAAP net loss for the second quarter of fiscal 2009 was $2.7 million, or $(0.09) per fully-diluted share compared to non-GAAP net income of $0.2 million, or $0.01 per fully-diluted share for the second quarter of fiscal 2008. Non-GAAP results exclude restructuring charges, patent litigation settlement expense and stock option investigation expense of $0.3 million for the second fiscal quarter of 2009 and $18.0 million for the second fiscal quarter of 2008. Cash, cash equivalents and short-term investments were $30.6 million at September 30, 2008.
“Since July, we have stabilized the business and added process, discipline and focus around our strategy for moving the business forward,” said Brenda Zawatski, co-chair of Selectica. “We are seeing the initial impact of improvements in our operational performance. This includes an enhancement of our leadership team and a refocusing of the sales effort resulting in an increase in our sales pipeline and improved efficiency and financial visibility of our overall operations. I am also pleased by the on-going support and commitment that our customers have made. We certainly have more work to do but I expect that we will continue to see top and bottom line improvement as we move forward.”
Recent Highlights
•	Selectica appointed Richard Heaps chief financial officer and general counsel. Mr. Heaps brings more than 25 years of financial, legal and operational experience.

•	Selectica’s Fusion ‘08 customer conference featured sessions on contract lifecycle management for healthcare, legal and other select industries. Fusion ’08 was also sponsored by Huron Consulting Group, Accenture and Pangea3.

•	Selectica released an updated version of the Selectica Contract Performance Management platform that expedite contract review and make it easier to convert, store, and manipulate documents. These new features simplify customers’ document handling and speed time to approval for new contracts.
Conference Call
Selectica will host a conference call to discuss its financial results today at 5:00 p.m. EST (2:00 p.m. PST). To access the conference call by phone, dial (866) 250-2351. The conference call will also be webcast live via the Internet, and can be accessed on the investor relations section of the Company’s website (http://www.selectica.com). An archive of the webcast will be available in the same location shortly after the completion of the call.
About Selectica, Inc.
Selectica (Nasdaq: SLTC) provides its customers with software solutions that automate the complexities of enterprise contract management and sales configuration lifecycles. The company’s high-performance solutions underlie and unify critical business functions including sourcing, procurement, governance, sales and revenue recognition. Selectica has been providing innovative, enterprise-class solutions for the world’s largest companies for over 10 years and has generated substantial savings for its customers. Selectica customers represent leaders in manufacturing, technology, retail, healthcare and telecommunications, including: ABB, Ace Hardware, Bell Canada, Cisco, Covad Communications, General Electric, Hitachi, Juniper Networks, Levi Strauss & Co., Rockwell Automation, Tellabs, and 7-Eleven. Selectica is headquartered in San Jose, CA. For more information, visit the company’s Web site at www.selectica.com.
Forward Looking Statements
Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the Company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of Company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Selectica’s products and services; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Company’s industry; and risks related to the Company’s past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the Company can be found in the Company’s most recent Form 10-K, and other reports filed by the Company with the Securities and Exchange Commission.
Contact:
Scott Wilson, 415-785-7945, ir@selectica.com

SELECTICA, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September	September	September	September
	2008	2007	2008	2007
Revenues:
License	$156	$1,091	$912	$2,802
Services	2,979	2,891	5,990	5,521

Total revenues	3,135	3,982	6,902	8,323

Cost of revenues:
License	51	53	102	112
Services	1,159	885	2,345	1,903

Total cost of revenues	1,210	938	2,447	2,015

Gross profit	1,925	3,044	4,454	6,308

Operating expenses:
Research and development	970	1,139	2,117	2,317
Sales and marketing	1,353	1,136	3,114	3,061
General and administrative	1,842	1,360	2,974	2,738
Litigation settlement	—	16,118	47	16,118
Restructuring	293	572	673	662
Professional fees related to stock option investigation	16	1,297	35	3,148

Total operating expenses	4,474	21,622	8,960	28,044

Operating loss	(2,549)	(18,578)	(4,506)	(21,736)
Interest and other income, net	(382)	800	(598)	1,868

Loss before provision for income taxes	(2,931)	(17,778)	(5,104)	(19,868)
Provision for income taxes	55	38	73	244

Net loss	$(2,986)	$(17,816)	$(5,176)	$(20,112)

Basic and diluted net loss per share	$(0.10)	$(0.63)	$(0.18)	$(0.71)

Weighted average shares outstanding for basic and diluted net loss per share	28,712	28,407	28,703	28,407

SELECTICA, INC.
Non-GAAP Condensed Consolidated Statements of Operations
Excluding restructuring costs, option investigation fees and litigation reserves and payments
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September	September	September	September
	2008	2007	2008	2007
Revenues:
License	$156	$1,091	$912	$2,802
Services	2,979	2,891	5,990	5,521

Total revenues	3,135	3,982	6,902	8,323

Cost of revenues:
License	51	53	102	112
Services	1,159	885	2,345	1,903

Total cost of revenues	1,210	938	2,447	2,015

Gross profit	1,925	3,044	4,454	6,308

Operating expenses:
Research and development	970	1,139	2,117	2,317
Sales and marketing	1,353	1,136	3,114	3,061
General and administrative	1,842	1,360	2,974	2,738

Total operating expenses	4,165	3,635	8,205	8,116

Operating loss	(2,240)	(591)	(3,751)	(1,808)
Interest and other income, net	(382)	800	(598)	1,868

Income (loss) before provision for income taxes	(2,622)	209	(4,349)	60
Provision for income taxes	55	38	73	244

Non-GAAP net income (loss)	$(2,677)	$171	$(4,422)	$(184)

Basic and diluted non-GAAP net income (loss) per share	$(0.09)	$0.01	$(0.15)	$(0.01)

Weighted average shares outstanding for basic and diluted non-GAAP net income (loss) per share	28,712	28,407	28,703	28,407

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Selectica uses non-GAAP measures of operating results, net income (loss) and income (loss) per share, which are adjusted to exclude certain costs, expenses, and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) or net income (loss) per share prepared in accordance with generally accepted accounting principles in the United States.

SELECTICA, INC.
Reconciliation of GAAP to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September	September	September	September
	2008	2007	2008	2007
GAAP net loss	$(2,986)	$(17,816)	$(5,176)	$(20,112)
Non-GAAP adjustments:
Litigation settlement	—	16,118	47	16,118
Restructuring	293	572	673	662
Professional fees related to stock option investigation	16	1,297	35	3,148

Non-GAAP net income (loss)	$(2,677)	$171	$(4,422)	$(184)

Basic and diluted non-GAAP net income (loss) per share	$(0.09)	$0.01	$(0.15)	$(0.01)

Weighted average shares outstanding for basic and diluted non-GAAP net income (loss) per share	28,712	28,407	28,703	28,407

SELECTICA, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	March 31,
	2008	2008
ASSETS
Current assets
Cash and cash equivalents	$24,093	$22,137
Short-term investments	6,462	13,076
Accounts receivable	2,559	1,330
Prepaid expenses and other current assets	634	919

Total current assets	33,748	37,462
Property and equipment, net	1,851	2,185
Other assets	758	593

Total assets	$36,358	$40,240

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of note payable to Versata	$786	$786
Accounts payable	781	518
Current portion of accrual for restructuring liability	2,128	1,937
Accrued payroll and related liabilities	842	740
Other accrued liabilities	808	735
Deferred revenue	3,396	1,984

Total current liabilities	8,740	6,700

Accrual for restructuring liability, net of current portion	297	924
Note payable to Versata	4,853	5,113
Other long-term liabilities	267	245

Total liabilities	14,158	12,982

Stockholders’ equity	22,200	27,258

Total liabilities and stockholders’ equity	$36,358	$40,240